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                                POWER OF ATTORNEY

Each of John Clark, C. Thomas Ogryzlo, Michael B. Richings and A. Murray Sinclair hereby severally constitute Ronald J. McGregor as his true and lawful attorney with full power to sign and file for him, in his name and in his capacity or capacities indicated below, the Form 10-K of Vista Gold Corp. for the year ended December 31, 2001 to be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.



/s/ John Clark                              Director              March 19, 2002
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John Clark


/s/ C. Thomas Ogryzlo                       Director              March 18, 2002
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C. Thomas Ogryzlo


/s/ Michael B. Richings                     Director              March 19, 2002
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Michael B. Richings


/s/ A. Murray Sinclair                      Director              March 18, 2002
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A. Murray Sinclair